Exhibit 10.61

HAZARDOUS MATERIALS INDEMNITY AGREEMENT

THIS HAZARDOUS MATERIALS INDEMNITY AGREEMENT (the "Agreement") is made as of March 21, 2014, by BR CARROLL LANSBROOK, LLC, a Delaware limited liability company ("Borrower"), for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("Lender").

RECITALS

A. Pursuant to that certain Loan Agreement of even date herewith between Borrower and Lender (the "Loan Agreement"), Lender is making a loan to Borrower in the original principal amount of $48,000,000.00 (the "Loan").

B.             The Loan is secured in part by Borrower's interest in and to the "Project" (the "Project") as such term is defined in the Loan Agreement.

C.             Lender has required, as a condition of funding the Loan, that Borrower indemnify and hold Lender harmless against and from certain obligations for which Lender may incur liability, whether as beneficiary under that certain Amended and Restated Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing of even date herewith (the "Mortgage"), as mortgagee in possession or by foreclosure, by reason of the threat or presence of any Hazardous Materials (as hereinafter defined) at or near the Project.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, intending to be legally bound, hereby agrees as follows:

1.             Recitals. The foregoing recitals are incorporated into this Agreement by this reference.

2.             Definitions. As used herein, the following terms have the meanings indicated:

"Environmental Laws" means any federal, state or local law (whether imposed by statute, ordinance, rule, regulation, administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, without limitation, such laws governing or regulating (a) the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, release, discharge of, or exposure to, Hazardous Materials, (b) the transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of such property, or (c) requiring notification or disclosure of releases of Hazardous Materials or other environmental conditions whether or not in connection with a transfer of title to or interest in property.

"Hazardous Materials" means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, or (h) any other substance, material, waste or mixture (i) which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws, (ii) the presence of which on, under or about the Project requires reporting, investigation or remediation under Environmental Laws, (iii) which causes or threatens to cause a nuisance on the Project or any adjacent property, or (iv) which, were it to emanate or migrate from the Project, could constitute a trespass. Notwithstanding anything to the contrary contained herein, the term "Hazardous Materials" will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar properties including, without limitation, substances used for the purposes of cleaning, maintenance or operations, substances typically used in construction and typical products used in properties like the Project and which are otherwise in compliance with all applicable Environmental Laws. Furthermore, the term "Hazardous Materials" will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily held by and used by residential tenants in compliance with all applicable Environmental Laws.

"Initial Site Assessment" means that certain Phase I Environmental Assessment dated January 17, 2014, prepared by Blackstone Consulting.

"Site Assessment" means the Initial Site Assessment and each subsequent environmental engineering report for the Project prepared in a manner satisfactory to Lender by an engineer engaged or approved by Lender, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Project, and the past or present discharge, disposal, release or escape of any such substances, all consistent with ASTM Standard E1527-05 (or any successor thereto published by ASTM) or ASTM Standard E1903-97 (2002) (or any successor thereto published by ASTM), as applicable, and other good customary and commercial practice.

Other capitalized terms used in this Agreement and not defined shall have the meanings assigned to such terms in the Loan Agreement.

3.             Representations and Warranties. Borrower represents and warrants to Lender that, to Borrower's knowledge, except as set forth in the Site Assessment, (1) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, disposed of or otherwise present at or about the Project or any property adjacent to the Project, (2) all permits, licenses, approvals and filings required by Environmental Laws with respect to the Project have been obtained, and the use, operation and condition of the Project do not, and did not previously, violate any Environmental Laws, (3) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any Liens imposed in connection with the Project concerning Hazardous Materials or Environmental Laws, (4) no underground storage tanks exist at the Project, and (5) Borrower has delivered to Lender copies of all written reports, notices and other documentation in its possession relating to the environmental condition of the Project.

4.             Covenants.

4.1           Borrower shall (a) comply with applicable Environmental Laws; (b) notify Lender promptly upon Borrower's discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting the Project; (c) to the extent required by the applicable governmental authority, promptly remove such Hazardous Materials and remediate the Project in full compliance with Environmental Laws and in accordance with the recommendations and specifications of an independent environmental consultant reasonably approved by Lender; and (d) promptly forward to Lender copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the application of Environmental Laws to the Project or Borrower.

4.2           Borrower shall not cause, shall prohibit any other Person within the control of Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from causing (a) any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Project or the transportation of any Hazardous Materials to or from the Project, (b) any underground storage tanks to be installed at the Project, or (c) any activity that requires a permit or other authorization under Environmental Laws to be conducted at the Project.

4.3           Borrower shall provide to Lender, at Borrower's cost and expense, promptly upon the written request of Lender from time to time, a Site Assessment or, if required by Lender, an update to any existing Site Assessment, to assess the presence or absence on the Project of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Project. Lender may request only one such Site Assessment or update per year, unless each additional Site Assessment or update requested by Lender is based on either (a) information provided under Section 4.1, (b) a reasonable suspicion of Hazardous Materials located on or constituting a threat to the Project, (c) a breach of representations under Section 3, or (d) a continuing Event of Default under the Loan Documents.

5.             Allocation of Risks and Indemnity.

5.1           As between Borrower and Lender, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Project, shall lie solely with Borrower. Accordingly, Borrower shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by law. Notwithstanding any limitations contained in Section 13.16 of the Loan Agreement with respect to consequential damages, Borrower shall at all times indemnify, defend and hold Lender harmless from and against any and all claims, suits, actions, debts, damages, losses, liabilities, litigations, judgments, charges, costs and expenses (including reasonable costs of defense), of any nature whatsoever proffered or incurred by Lender, whether as mortgagee or beneficiary under the Mortgage, as mortgagee in possession, or as successor-in-interest to Borrower by foreclosure deed or deed in lieu of foreclosure, and whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those arising from the joint, concurrent or comparative negligence of Lender, under or on account of the Environmental Laws, including the assertion of any lien thereunder, with respect to: (a) a breach of any representation, warranty or covenant of Borrower contained in this Agreement; (b) any acts performed by Lender pursuant to the provisions of this Agreement; (c) any discharge of Hazardous Materials, the threat of discharge of any Hazardous Materials or the storage or presence of any Hazardous Materials affecting the Project whether or not the same originates or emanates from the Project or any contiguous real estate, including any loss of value of the Project as a result of the foregoing; (d) any costs of removal or remedial action incurred by the United States Government or any costs incurred by any other Person or damages from injury to, destruction of, or loss of natural resources including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws; (e) liability for personal injury or property damage arising under any statutory or common law tort theory, including without limitation damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at, upon, under or within the Project; and/or (f) any other environmental matter affecting the Project within the jurisdiction of the Environmental Protection Agency, any other federal agency or any state or local environmental agency. The foregoing notwithstanding, Borrower shall not be liable under the foregoing indemnification to the extent any such loss, liability, damage, claim, cost or expense results solely from Lender's gross negligence or willful misconduct. Borrower's obligations under this Agreement shall arise upon the discovery of the presence of any Hazardous Material, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment, and shall continue notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in the Project (by foreclosure, deed in lieu of foreclosure or otherwise). Notwithstanding the foregoing, subject to the conditions specified below in this Section 5.1, Borrower shall not be liable under this Section 5.1 for such indemnified matters directly created or arising from (x) events or conditions caused or created by Lender or (y) Hazardous Materials first existing after Lender acquires title to the Project by foreclosure or acceptance of a deed in lieu thereof, but only if (i) Borrower delivers to Lender, not more than ninety (90) days and not less than thirty (30) days prior to the date Lender acquires title to the Project, a current Site Assessment evidencing (A) the presence of no Hazardous Materials on the Project other than those Hazardous Materials identified in the Initial Site Assessment or in any subsequent Site Assessment previously delivered to Lender pursuant to Section 2.3(3)(g) or at Lender's request and approved by Lender (provided that as to any Hazardous Materials reflected in the Initial Site Assessment or subsequent Site Assessment, none shall have spread or worsened in any manner or otherwise impaired or adversely affected the Project) and (B) no violation of any Environmental Laws with respect to the Project, and (ii) such loss, liability, damage, claim, cost or expense does not directly or indirectly arise from or relate to any release of or exposure to any Hazardous Material (including personal injury or damage to property), non-compliance with any Environmental Laws, or remediation existing or occurring prior to the date Lender acquires title to the Project.

5.2           If (a) any discharge of Hazardous Materials or the threat of a discharge of Hazardous Material affecting the Project occurs, whether originating or emanating from the Project or any contiguous real estate, and/or (b) Borrower fails to comply with any Environmental Laws or related regulations, Lender may at its election, but without the obligation so to do, give such notices and/or to the extent required by the applicable governmental authority or Environmental Law, cause such work to be performed at the Project and/or take any and all other actions as Lender shall reasonably deem necessary or advisable in order to abate the discharge of any Hazardous Material, remove the Hazardous Material or cure Borrower's noncompliance.

5.3           Borrower acknowledges that Lender has agreed to make the Loan in reliance upon Borrower's representations, warranties and covenants in this Agreement. For this reason, it is the intention of Borrower and Lender that the provisions of this Agreement shall supersede any provisions in the other Loan Documents which in any way limit the personal liability of Borrower, including but not limited to those contained in Article 12 of the Loan Agreement, and that Borrower shall be personally liable for any and all obligations arising under this Agreement even if the amount of liability incurred exceeds the amount of the Loan. All of the representations, warranties, covenants and indemnities of this Agreement shall survive the repayment of the Loan and/or the release of the lien of the Mortgage from the Project, and shall survive the transfer of any or all right, title and interest in and to the Project by Borrower to any party, whether or not affiliated with Borrower. Borrower hereby acknowledges and agrees that, notwithstanding anything contained in any of the other Loan Documents to the contrary, (a) this Agreement and the obligations of Borrower under this Agreement shall not be secured by the Mortgage, or any other mortgages, deeds of trust or other security documents from time to time securing any obligations of Borrower in connection with the Loan; and (b) Borrower shall have no obligation or liability under any of the other Loan Documents for any obligation or liability of Borrower under this Agreement. Borrower acknowledges that Lender's assessment of the value of the Project is such that Lender would not make the Loan but for the personal liability undertaken by Borrower for the obligations under this Agreement.

5.4           Notwithstanding any provision in this Agreement or elsewhere in the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under any "security interest" or "secured creditor" exception under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under any "security interest exception".

6.             Attorneys' Fees.       In the event that either party brings an action or proceeding against the other to enforce or interpret any term or condition hereof, the party prevailing in such action or proceeding shall be entitled to receive from the party not prevailing its reasonable attorneys' fees, costs and expenses of suit actually incurred.

7.             Interest. In the event that Lender incurs any obligations, costs or expenses under this Agreement, Borrower shall pay Lender immediately on demand, and if such payment is not received within ten (10) days, interest on such amount shall, after the expiration of the ten (10) day period, accrue at the Default Rate until such amount, plus interest, is paid in full.

8.             Notices. All notices which Borrower or Lender may be required or permitted to give under this Agreement shall be made in the same manner as is set forth in Section 13.1 of the Loan Agreement, the provisions of which section are incorporated herein by this reference.

9.             Waivers. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender hereunder, shall operate as a waiver thereof.

10.           Severabilitv. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; the remaining provisions hereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

11.           Inconsistencies Among the Loan Documents. Nothing contained herein is intended to modify in any way the obligations of Borrower under the Loan Agreement, the Mortgage or any other Loan Document. If any conflict or inconsistency exists between this Agreement and any of the other Loan Documents, the terms of this Agreement shall control.

12.           Successors and Assigns. This Agreement shall be binding upon Borrower's successors, assigns, heirs, personal representatives and estate and shall inure to the benefit of Lender and its successors and assigns.

13.           Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

14.           Governing Law. The validity, construction, enforcement, interpretation and performance of this Agreement, and the obligations arising hereunder, and any claim, controversy or dispute arising under or related hereto, the transactions contemplated hereby or the rights, duties and relationship of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of Florida applicable to contracts made and performed in such State, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.

15.           WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS HEREUNDER OR IN ANY WAY RELATING TO THE LOAN OR THE PROJECT (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN.

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IN WITNESS WHEREOF, Borrower has executed this Hazardous Materials Indemnity Agreement as of the date first above written.

BORROWER:

BR CARROLL LANSBROOK, LLC, a Delaware limited liability company

By:	/s/ Jordan Ruddy
Name: Jordan Ruddy
Title: Chief Operating Officer

Signature Page to Hazardous Materials Indemnity Agreement